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                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under sec.240.14a-12

                          CNB FINANCIAL SERVICES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2)of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

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                          CNB FINANCIAL SERVICES, INC.
                           101 SOUTH WASHINGTON STREET
                                  P.O. BOX 130
                   BERKELEY SPRINGS, WEST VIRGINIA 25411-0130
                                 (304) 258-1520

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 6, 2005

     The Annual Meeting of Shareholders of CNB Financial Services, Inc. ("CNB") will be held on Wednesday, April 6, 2005, at The American Legion, Berkeley Springs, West Virginia, at 12:30 p.m., local time, for the following purposes:

     1. To elect 13 directors to serve until the next Annual Meeting of Shareholders; and

     2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders who are holders of record on March 4, 2005, may vote at the meeting.

                                        By Order of the Board of Directors,


                                        Thomas F. Rokisky
                                        President/CEO

Berkeley Springs, West Virginia
March 11, 2005

PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY. YOU MAY REVOKE YOUR PROXY BEFORE IT IS VOTED AT THE MEETING.

                                TABLE OF CONTENTS

                                                                                   PAGE NO.
                                                                                   --------
VOTING FOR DIRECTORS AND REVOKING YOUR PROXY....................................       1

   VOTING FOR DIRECTORS.........................................................       2

   REVOKING YOUR PROXY..........................................................       2

*ELECTION OF DIRECTORS..........................................................       2

   MANAGEMENT NOMINEES TO CNB'S BOARD...........................................       3

   OTHER NOMINEES...............................................................       3

MANAGEMENT......................................................................       5

   BOARD INFORMATION............................................................       5

      Number of Meetings........................................................       5
      Board Committees..........................................................       6
      Audit Committee Report....................................................       7
      Independent Public Accountants............................................       8
      Board Compensation........................................................       9
      Certain Transactions With Directors and Officers and Their Associates.....       9
      Board Personnel Committee Report on Executive Compensation................      10
      Performance Graph.........................................................      11
      Personnel Committee Interlocks and Insider Participation..................      13

   SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE......................      13

   EXECUTIVE COMPENSATION AND OTHER INFORMATION.................................      13

      Summary of Compensation...................................................      13
      Pension Plan..............................................................      14
      Nonqualified Supplemental Retirement Plan.................................      15
      401(k) Profit Sharing Plan................................................      15
      Security Ownership of Certain Beneficial Owners and Management............      15

ANNUAL REPORT ON FORM 10-K......................................................      16

OTHER INFORMATION...............................................................      17

SHAREHOLDER PROPOSALS FOR 2006..................................................      17

*    MATTER TO BE VOTED UPON.

                          CNB FINANCIAL SERVICES, INC.
                           101 SOUTH WASHINGTON STREET
                                  P.O. BOX 130
                   BERKELEY SPRINGS, WEST VIRGINIA 25411-0130
                                 (304) 258-1520

                                 PROXY STATEMENT

     CNB's board of directors is soliciting proxies to vote CNB shares at the 2005 Annual Meeting of Shareholders. Shareholders will meet at 12:30 p.m., on Wednesday, April 6, 2005, for the purposes stated in the accompanying Notice of Annual Meeting. On or about March 11, 2005, CNB began mailing this proxy statement to shareholders of record as of March 4, 2005. Shareholders of record as of March 4, 2005, may vote at the meeting.

     Please read this proxy statement carefully. You will find more information about CNB in our enclosed 2004 Annual Report to Shareholders and in the public documents we file with the Securities and Exchange Commission.

     CNB will pay for the cost of preparing, assembling, printing and mailing of the proxy material. Directors, officers and employees of CNB may solicit proxies personally, by telephone, telegraph and telecopier. We will arrange with custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of stock and upon request, CNB will reimburse them for reasonable forwarding expenses.

     As of March 4, 2005, CNB had 5,000,000 authorized shares of common stock with 458,048 shares issued and outstanding.

                  VOTING FOR DIRECTORS AND REVOKING YOUR PROXY

     If you complete, sign and return the enclosed proxy card, the persons named in the proxy card will vote your shares as you direct. If you sign and return the proxy card without indicating how you want to vote, the proxies will vote your shares "FOR" the election of the 13 nominees as directors. A quorum for the meeting is present if at least a majority of the outstanding shares is present in person or by proxy. Votes withheld and abstentions will count in determining the presence of a quorum for the particular matter as to which the shareholder withheld authority. Those who fail to return a proxy or attend the meeting will not count towards determining a quorum.

VOTING FOR DIRECTORS

     Directors are elected by a plurality of the shares voted. You may vote each share you own for each nominee. Votes withheld from a nominee and broker non-votes will not be cast for a nominee. Alternatively, you may choose to vote cumulatively, a process explained below. Cumulative voting applies only to the election of directors.

     To vote cumulatively, you multiply the number of shares you own times the number of nominees, resulting in a cumulative total. You may vote your cumulative total for one nominee or divide it among all 13 nominees in any proportion you choose. The following is an example of how cumulative voting works. If you own five shares and there are 13 nominees for director, you have a cumulative total of 65 votes. You may choose to vote all 65 votes for one nominee and not vote for the other nominees. Or, you may allocate five votes for each nominee. Or, you may choose any other allocation of your cumulative total over all or part of the 13 nominees. If you vote your shares cumulatively by proxy, you must indicate how you wish to divide your cumulative total. Otherwise, the proxies will vote the cumulative total evenly or in a manner to elect as many of CNB's nominees as possible.

REVOKING YOUR PROXY

     You may revoke your proxy before it is voted at the Annual Meeting by:

          -    notifying CNB in person;

          -    giving written notice to CNB;

          -    submitting to CNB a subsequently dated proxy; or

          - attending the meeting and withdrawing the proxy before it is voted.

                              ELECTION OF DIRECTORS

     CNB's bylaws provide that the board of directors can set the number of directors but also provide that the board of directors must have no less than five nor more than 25 directors. The board of directors has set the number of directors to serve in 2005 at 13, which means that 13 directors will be elected at the 2005 Annual Meeting and will serve a term expiring at the next Annual Meeting or until a successor is selected.

MANAGEMENT NOMINEES TO CNB'S BOARD

                              DIRECTOR      PRINCIPAL OCCUPATION FOR PAST FIVE YEARS
         NAME           AGE     SINCE              AND POSITION HELD WITH CNB
         ----           ---   --------   ----------------------------------------------
Kenneth W. Apple         48     2003     Certified Public Accountant
J. Robert Ayers          76     1974     Retired - President, Citizens National Bank
John E. Barker           76     1972     Auto Sales - Services
Margaret S. Bartles      50     2002     Realtor
Jay E. Dick              52     1983     Retired - Manager-Hunters' Hardware, Inc.
Herbert L. Eppinger      72     1979     Retired - Agriculture
Robert L. Hawvermale     75     1967     Retired - Professional Engineer
J. Philip Kesecker       75     1965     Real Estate Development
Jerry McGraw             58     1988     Insurance
Martha H. Quarantillo    45     1999     Pharmacist
Thomas F. Rokisky        58     1993     President and Chief Executive Officer, CNB and
                                         Citizens National Bank
Charles S. Trump IV      44     1986     Attorney at Law
Arlie R. Yost            57     1988     Licensed Residential Appraiser

     All nominees are incumbent directors of CNB Financial Services, Inc.

OTHER NOMINEES

     CNB does not have a nominating committee as the entire board serves in that capacity. Also, the board does not act under any charter when it makes nominations. It does, however, believe that candidates for director should have certain minimum qualifications, including:

          -    Directors should be of the highest ethical character.

          - Directors should have excellent personal and professional reputations in CNB's market area.

          -    Directors should be accomplished in their professions or careers.

          - Directors should be able to read and comprehend financial statements and either have knowledge of, or the ability and willingness to learn, financial institution law.

          - Directors should have relevant experience and expertise to evaluate financial data and provide direction and advice to the chief executive officer and the ability to exercise sound business judgment.

          - Directors must be willing and able to expend the time to attend meetings of the board of directors of CNB and the bank and to serve on board committees.

          - The board of directors will consider whether a nominee is independent as legally defined. In addition, directors should avoid the appearance of any conflict and should be independent of any particular constituency and be able to serve all shareholders of CNB.

          - Directors must be acceptable to CNB's and the bank's regulatory agencies, including the Federal Reserve Board, the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency and must not be under any legal disability which prevents them from serving on the board of directors or participating in the affairs of a financial institution.

          -    Directors must be at least 21 years of age.

     The board of directors of CNB reserves the right to modify these minimum qualifications from time to time, except where the qualifications are required by the laws relating to financial institutions.

     The process of the board of directors for identifying and evaluating nominees is as follows: In the case of incumbent directors whose terms are set to expire, the board of directors considers the directors' overall service to CNB during their term, including such factors as the number of meetings attended, the level of participation, quality of performance and any transactions between such directors and CNB and the bank. The board of directors also reviews the payment history of loans, if any, made to such directors by the bank to ensure that the directors are not chronically delinquent and in default. The board of directors considers whether any transactions between the directors and the bank have been criticized by any banking regulatory agency or the bank's internal auditors and whether corrective action, if required, has been taken and was sufficient. The board of directors also confirms that such directors remain eligible to serve on the board of directors of a financial institution under federal and state law. For new director candidates, the board of directors uses its network of contacts of CNB's market area to compile a list of potential candidates. The board then meets to discuss each candidate and whether he or she meets the criteria set forth above. The board of directors then discusses each candidate's qualifications and recommends a candidate by majority vote.

     The board of directors will consider director candidates recommended by stockholders, provided that the recommendations are received at least 120 days before the next Annual Meeting of Shareholders. In addition, the procedures set forth below must be followed by stockholders for submitting nominations. The board of directors does not intend to alter the manner in which it evaluates candidates, regardless of whether or not the candidate was recommended or nominated by a shareholder.

     Any nominations for election to the board of directors, other than those made by CNB, must be made by a shareholder. The nomination must be in writing and delivered or mailed to the president not less than 40 days nor more than 50 days prior to the meeting. However, if CNB gives less than 50 days notice of the meeting, the nominations must be mailed or delivered to the president not later than the 8th day after the Notice of Annual Meeting was mailed.

     A shareholder nomination should include the:

          -    name and address of the proposed nominee(s);

          -    principal occupation of proposed nominee(s);

          -    name and address of the shareholder making the nomination; and

          -    number of shares owned by the shareholder making the nomination.

                                   MANAGEMENT

     The following are the executive officers of CNB.

                                             OFFICE HELD   BANK EMPLOYEE     AGE AS OF
           NAME AND OFFICE HELD                 SINCE          SINCE       MARCH 4, 2005
           --------------------              -----------   -------------   -------------
J. Philip Kesecker, Chairman of the Board        1987              (1)           75
Thomas F. Rokisky, President/CEO                 1996          1990              58
Rebecca S. Stotler, Vice President/CFO           1999          1983              44
Patricia C. Muldoon, Sr Vice President/COO       2003          2001              44

(1)  Mr. Kesecker is not an employee of CNB.

BOARD INFORMATION

NUMBER OF MEETINGS

     The directors of CNB are also directors of the bank. The board of directors met 10 times in 2004. All of CNB's directors attended 75% or more of all board and committee meetings during 2004. The bank's board of directors had 27 meetings and 51 meetings of committees during 2004. All of CNB's directors attended at least 75% of each of these meetings.

BOARD COMMITTEES

     AUDIT COMMITTEE. The audit committee has six members, consisting of Ms. Bartles, chairperson, Messrs. Yost, Barker, McGraw, Dick and Apple. The audit committee met 17 times in 2004. Mr. Kesecker serves as an ex-officio member of this committee. The audit committee currently consists of independent directors. In determining whether the members are independent, the board of directors used the definition of "independent" contained in Rule 4200(a)(15) of the NASD's listing standards.

     The functions of the audit committee include performing all duties the board assigns, meeting with the independent public accountants to review the scope of audit services, significant accounting changes, audit conclusions regarding significant accounting estimates, assessments as to the adequacy of internal controls and the resolution of any reportable conditions or weakness and compliance with laws and regulations, overseeing the internal audit function, reviewing regulatory examination reports and management's responses thereto, and reviewing periodic reports from the loan review function.

     The audit committee is governed by a written charter approved by the board of directors.

     CNB's board of directors has determined that Kenneth W. Apple, CPA, meets the requirements of an audit committee financial expert as defined by the Securities and Exchange Commission. The board of directors believes that Mr. Apple has the following five attributes that qualify him as an audit committee financial expert. This director, through education and experience, has:

          - An understanding of financial statements and generally accepted accounting principles;

          - An ability to assess the general application of generally accepted accounting principles in connection with accounting for estimates, accruals and reserves;

          - Some experience in preparing, auditing, analyzing and evaluating financial statements that present a level of complexity of accounting issues comparable to the breadth of issues that could reasonably be expected to be presented by CNB's financial statements;

          -    An understanding of internal controls; and

          -    An understanding of audit committee functions.

     Mr. Apple acquired these attributes through his Bachelor of Science degree from Shepherd College in Shepherdstown, West Virginia, and over 20 years of experience in public accounting, including auditing.

     PERSONNEL COMMITTEE. The functions of the personnel (compensation) committee include the following: review benefit and salary administration programs and increases in salaries for officers and employees. Members of the personnel committee during 2004 were Jay E. Dick, chairman, Messrs. Hawvermale, Eppinger, Trump and Ayers. Mr. Kesecker serves as an ex-officio member of this committee. The personnel committee met two times during the year.

     NOMINATING COMMITTEE. CNB does not have a standing nominating committee as the entire board of directors performs the functions of a nominating committee.

AUDIT COMMITTEE REPORT

     The audit committee, in fulfilling its oversight responsibilities regarding the audit process:

          - Reviewed and discussed the fiscal year 2004 audited financial statements with management;

          - Discussed with the independent auditors, Smith Elliott Kearns & Company, LLC, who are responsible for expressing an opinion on the fairness of the presentation of those audited financial statements in conformity with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380, as amended or supplemented); and

          - Reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees, as modified or supplemented), and discussed with the independent auditors any relationships that may impact their objectivity and independence.

     Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls, and the audit committee relies on the expertise and knowledge of management, the company's internal auditors and the independent auditors in carrying out its oversight responsibilities. The specific responsibilities in carrying out the audit committee's oversight role are set forth in the company's audit committee charter. This charter is reviewed annually and is amended as may be required due to changes in industry accounting practices or the promulgation of new rules or guidance documents. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the annual report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of CNB's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors' independence from management and CNB, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

     Based upon the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements for the year ended December 31, 2004, be included in CNB's Annual Report on Form 10-K and filed with the Securities and Exchange Commission.

     This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless CNB specifically incorporates this report by reference. It will not otherwise be filed under such Acts.

     The foregoing report has been furnished by the current members of the audit committee.

     Margaret S. Bartles, Audit Committee Chairperson
     Arlie R. Yost, Audit Committee Member
     John E. Barker, Audit Committee Member
     Jerry McGraw, Audit Committee Member
     Jay E. Dick, Audit Committee Member
     Kenneth W. Apple, Audit Committee Member

INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Smith Elliott Kearns & Company, LLC, Certified Public Accountants, has been selected as CNB's independent public accountants for the year 2005. Representatives of Smith Elliott Kearns & Company, LLC are expected to be present at the Annual Meeting. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.

     Smith Elliott Kearns & Company, LLC, advised CNB that no member of that accounting firm has any direct or indirect material interest in CNB or its subsidiary.

     The following fees were paid by CNB and the bank to Smith Elliott Kearns & Company, LLC:

                           2004      2003
                         -------   -------
Audit Fees               $52,400   $58,150
Audit-Related Fees (a)     1,795     8,530
Tax Fees (b)               4,600     4,100
All Other Fees (c)         4,995    19,450

     (a) Principally review of information technology controls, consultation about the application of accounting principles to specific transactions, branch cash count procedures and consultation about internal control matters.

     (b) Principally tax compliance services (including federal and state returns).

     (c) Principally due diligence procedures related to branch acquisition and agreed upon procedures related to the trust department.

     The audit committee charter requires that the audit committee pre-approve all audit and non-audit services to be provided to the company by the independent accountants; provided, however, that the audit committee has specifically authorized its chairman to pre-approve the provision of any non-audit service to the company. Further, the foregoing pre-approval policies may be waived, with respect to the provision of any non-audit services consistent with the exceptions for federal securities law. All of the services described above for which Smith Elliott Kearns & Company, LLC billed the company for the fiscal year ended December 31, 2004, were pre-approved by the company's audit committee. For the fiscal year ended December 31, 2004, the company's audit committee did not waive the pre-approval requirement of any non-audit services to be provided to CNB by Smith Elliott Kearns & Company, LLC.

     The audit committee of the board of directors has determined that the provision of such services is compatible with maintaining Smith Elliott Kearns & Company, LLC's independence.

BOARD COMPENSATION

     Directors receive $150 for each board meeting of the bank they attend, $150 for each discount committee meeting and $75 for other committee meetings they attend. There is no compensation for attendance at CNB board meetings. In addition, each director receives a fee of $6,000 per year. The chairman of the board receives an additional $3,500 per year and the vice chairman receives an additional $1,000 per year. Other than the deferred compensation/supplemental insurance plan described below, there are no other special arrangements with any directors. In 2004, the board of directors of CNB received $178,650, in the aggregate, for all board of directors' meetings attended and all fees paid.

     CNB maintains a deferred compensation/supplemental insurance plan for directors pursuant to which a director may elect to defer receipt of a portion of fees for board meetings for at least four years or until he reaches age 65, whichever is later. An amount equal to fees waived in addition to interest at an annual rate of 10% per year will be paid to each participating director or his designated beneficiary during a period of 10 years after the director reaches age 65. The payments after retirement will be paid from the general funds of CNB. CNB purchases and is the beneficiary of insurance on the lives of participants, the proceeds of which are used to help recover the net after-tax cost of the benefits and insurance premiums paid. Funds from the deferred fees of a participating director will be used to reimburse CNB for the costs of the premium for the insurance policies. The cost of the insurance premiums in 2004 was $58,822. At December 31, 2004, these policies had a net accumulated cash value of $1,168,922.

CERTAIN TRANSACTIONS WITH DIRECTORS AND OFFICERS AND THEIR ASSOCIATES

     CNB has had and intends to continue to have banking and financial transactions in the ordinary course of business with directors and executive officers of CNB and their associates. Total loans outstanding from CNB at December 31, 2004, to CNB's officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $1,786,246, or approximately 9.8% of total equity capital. These loans do not involve more than the normal risk of collectibility or present other unfavorable features.

     Trump and Trump, in which director Charles S. Trump, IV is a partner, performed legal services for CNB and the bank. Fees paid by CNB and the bank to that law firm were $54,227 during 2004.

     CNB, Charles S. Trump, IV and George I. McVey are members in a Limited Liability Company, Morgan County Title Insurance Agency, LLC, which was formed in February 2001. Morgan County Title Insurance Agency, LLC, paid Trump and Trump management fees of $72,328. Charles S. Trump, IV and George I. McVey are partners in Trump and Trump.

BOARD PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The personnel (compensation) committee of the board of directors has furnished the following report on executive compensation.

     The committee establishes the compensation for the Chief Executive Officer of CNB and the bank and reviews all personnel related issues including salary administration related to other employees and benefit programs. The CEO establishes compensation levels for all other personnel which is reviewed by the personnel committee. Committee objectives include administration of a total compensation package that allows CNB to attract and retain qualified persons to fill key executive positions and to utilize effective compensation programs which are directly related to executive officers accomplishing corporate goals and objectives, both operational and financial, aimed at achieving lasting improvement in CNB's long-term financial performance.

     The committee and the CEO utilize human resources' staff, and, as appropriate, other qualified consultants to review compensation practices as they compare to industry norms.

     The committee utilizes an internal salary administration plan for the basis of its analysis of compensation levels throughout CNB, including the CEO. The plan includes job descriptions for all positions and considers the overall responsibility of each position based on characteristics including, job knowledge, problem-solving, accountability, human relations, communications, supervision of others and marketing. Salary ranges for each position are developed based on market information available for similar positions at financial institutions both in the communities where CNB does business and outside its market area. Salary surveys utilized include those provided by the West Virginia Bankers Association, Topnet, Cumberland Valley Chapter of the Society for Human Resources Management and Business and Legal Reports, Inc. These results are updated annually by the human resources staff using current market data which reflects marketplace changes, inflation, and, if applicable, corporate performance. This information is considered by the committee.

     The individual components of CNB's compensation program include:

     (a) Base Salary. Base salary levels are established for the CEO primarily based upon evaluation of the historical performance, degree of responsibility, level of experience and number of years with CNB. In addition, the committee considers compensation data available for similar positions in financial institutions in the same geographic area.

          With respect to the base salary granted to Mr. Rokisky for the year 2004, the committee took into account the performance during 2003 and information referred to above. Particular emphasis was placed on Mr. Rokisky's individual performance, including his leadership role through a period of continued growth, and CNB's continued strong financial performance.

     (b) Annual Incentives/Bonuses. Bonuses are not granted to senior officers as a regular component of compensation. Contributions to the 401(k) plan on behalf of all employees who defer into the plan are based on bank performance as a percentage of assets.

     The committee believes that the total compensation awarded to the CEO and other officers of CNB is consistent with the committee's objectives. The amounts paid to individual executives are consistent with competition within the market and with banks of similar size as reflected by individual performance of each executive, and are rationally linked with the fulfillment of corporate objectives and corporate financial performance.

     This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless CNB specifically incorporates this report by reference. It will not otherwise be filed under such Acts.

     The foregoing report has been furnished by the current members of the personnel committee.

Jay E. Dick, Personnel Committee Chairman
Charles S. Trump, IV, Personnel Committee Member
Robert L. Hawvermale. Personnel Committee Member
Herbert L. Eppinger, Personnel Committee Member
J. Robert Ayers, Personnel Committee Member

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in CNB's (and prior to CNB's formation, the bank's) cumulative total shareholder return on common stock for the five-year period ending December 31, 2004, with the cumulative total return of the CoreData Index (SIC Code Index 6712-Bank Holding Companies). Shareholders may obtain a copy of the index by calling CoreData Financial Information, at telephone number (804) 649-6923. There is no assurance that CNB's stock performance will continue in the future with the same or similar trends as depicted in the graph.

     The information used to determine CNB's cumulative total shareholder return on its common stock is based upon information furnished to CNB or the bank by one or more parties involved in purchases or sales of CNB's (and prior to its formation, the bank's) common stock. There is no public market for CNB's (and prior to its formation, the bank's) common stock and share prices used to determine CNB's cumulative shareholder return are based upon sporadic trading activity in privately negotiated transactions. We have not attempted to verify or determine the accuracy of the representations made to CNB or the bank.

                         COMPARE CUMULATIVE TOTAL RETURN
                       AMONG CNB FINANCIAL SERVICES, INC.,
                          MGFS INDEX AND SIC CODE INDEX

                              (PERFORMANCE GRAPH)

                                1999     2000     2001    2002     2003     2004
                               ------   ------   -----   ------   ------   ------
CNB FINANCIAL SERVICES, INC.   100.00   128.03   94.84   106.38   139.50   140.44
   SIC CODE INDEX              100.00    51.72   75.29    91.16   122.19   140.26
   COREDATA INDEX              100.00    90.27   79.93    63.49    84.52    94.81

                     ASSUMES $100 INVESTED ON NOV. 14, 1997
                           ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2003

SIC Code Index is SIC 6712 Bank Holding Companies

CoreData Index is CoreData Financial Information Composite Market Value Index

PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Loans were made to various directors and officers of CNB. These loans were made in the ordinary course of business, made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the time for comparable transactions with unrelated customers and did not involve more than a normal risk of collectibility or present other unfavorable features.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 (a) of the Securities Exchange Act of 1934 requires CNB's directors and executive officers, and persons who own more than 10% of the registered class of CNB's equity securities, to make stock ownership and transaction filings with the Securities and Exchange Commission and to provide copies to CNB. Based solely on a review of the reports furnished to CNB and written statements that no other reports were required, all Section 16(a) filing requirements applicable to its officers and directors were met except for J. Philip Kesecker, who filed two reports late representing [one] transaction each. CNB is required to report late filings.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF COMPENSATION

     The table below reflects information concerning the annual compensation for services in all capacities to the corporation for the fiscal years ended December 31, 2004, 2003 and 2002, of those persons who were, as of December 31, 2004, (a) the chief executive officer, and (b) the four other most highly compensated executive officers to the extent that such persons, total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                              OTHER ANNUAL
   NAME AND PRINCIPAL POSITION     YEAR    SALARY    BONUS    COMPENSATION
   ---------------------------     ----   --------   -----   --------------
Thomas F. Rokisky, President/CEO   2004   $121,380    $-0-   $22,071 (1)(2)
                                   2003   $108,330    $-0-   $20,172 (1)(2)
                                   2002   $103,420    $-0-   $16,424 (1)(2)

(1) CNB's group life and health insurance program, which is paid for by CNB, is made available to all full-time employees. Effective January 1, 2005, the bank changed its health insurance program to a high deductible plan and concurrently established health reimbursement accounts for each employee on the plan. The bank has committed for 2005 to fund $750 for each participant. In accordance with IRS Code Section 79, the cost of group life insurance coverage for an individual in excess of $50,000 is added to the individual's earnings and is included in salary. Also included in this figure are board fees earned and the corporation's contributions to the individual's 401(k) retirement savings program to which the individual has a vested interest.

(2) CNB's contributions to the pension plan, a defined benefit plan, are not and cannot be calculated separately for specific participants. Contributions for the plan year of $249,348, $245,755 and $168,151 were made by CNB in 2004, 2003 and 2002, respectively.

     CNB does not maintain any form of stock option, stock appreciation rights, or other long-term compensation plans.

PENSION PLAN

     CNB maintains a non-contributory defined benefit pension plan with employer contributions being based on a pension formula, which targets a certain monthly benefit for each plan participant at retirement. This pension plan is a qualified retirement plan and is available to all full-time employees, including officers, who meet the eligibility requirements. Directors do not participate in this plan.

     The pension plan is integrated with social security and is applicable to all participants. Pensions for all participants are based on an average of the highest five-years compensation. Annual compensation for the pension plan is defined as the total cash remuneration reportable on the employee's IRS form W-2, plus pre-tax contributions to employee benefit plans. The formula for determining the annual pension benefit is 1.5 percent of the first $9,600 of the 5-year average compensation and 2 percent of such average compensation in excess of $9,600, all multiplied by years of service up to a 25-year maximum. On February 24, 2005, the Board of Directors of CNB voted to amend the plan to change the benefit formula for determining the annual pension benefit to 2 percent of the 5-year average compensation multiplied by years of service up to a 25-year maximum effective for the plan year beginning November 1, 2004.

     The pension benefits are payable to participants on a monthly basis in the form of a joint and 50 percent survivor annuity for all married participants who do not elect otherwise, or in the form of a single life annuity for all other participants or survivors. Joint and 100 percent survivorship, single life annuity or 120 payments guaranteed are other optional forms of distribution. The normal retirement date for employees is the later of the participant's 65th birthday, or the fifth anniversary of the participant joining the plan. An employee must be at least 21 years of age and have one full year of service to become a plan participant. Full vesting in accumulated plan benefits occurs at the end of five years of service; there is no partial vesting. For the 2004 plan year, the employer contribution for all plan participants was $249,348. Estimated credited years of service and the compensation covered by the plan for each of the individuals named in the Summary Compensation Table are as follows:
Mr. Rokisky, 14, and $121,380.

     The following table represents the normal pension, beginning at age sixty-five, based upon assumed final pay and years of credited service:

                               Pension Plan Table

                            Annual Benefits
               -----------------------------------------
                10 yrs.    15 yrs.    20 yrs.    25 yrs.
   Assumed     Credited   Credited   Credited   Credited
Remuneration    Service    Service    Service    Service
------------   --------   --------   --------   --------
  $ 80,000      $16,000    $24,000    $32,000    $40,000
    90,000       18,000     27,000     36,000     45,000
   100,000       20,000     30,000     40,000     50,000
   110,000       22,000     33,000     44,000     55,000
   120,000       24,000     36,000     48,000     60,000
   130,000       26,000     39,000     52,000     65,000

NONQUALIFIED SUPPLEMENTAL RETIREMENT PLAN

     Effective January 2, 2004, CNB entered into a nonqualified supplemental retirement benefit agreement with the President which when fully vested would pay the President or his beneficiary an amount of $30,000 per year for 10 years beginning June 11, 2011, if he retires on or after May 29, 2011. Termination of employment prior to that date other than by reasons of death or disability will result in a reduced benefit. Contributions to the plan charged to operations during 2004 amounted to $32,641. The benefits to be provided by this plan are not being funded by current resources.

401(K) PROFIT SHARING PLAN

     CNB maintains a 401(k) profit sharing plan that generally covers all employees who have completed one year of service. Contributions to the plan are based on bank performance as a percentage of assets and are computed as a percentage of the participant's total deferrals into the plan. The payment of benefits to participants is made at death, disability, termination or retirement. Contributions to the plan for all employees charged to operations during 2004 amounted to $53,783.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of February 21, 2005, relating to the beneficial ownership of the common stock by (a) each person or group known by CNB to own beneficially more than 5% of the outstanding common stock; (b) each of CNB's directors; and (c) all directors and executive officers of CNB as a group. Unless otherwise noted below, the persons named in the table have sole investment power with respect to each of the shares reported as beneficially owned by such person.

                      NAME AND ADDRESS                         NUMBER OF SHARES   PERCENT OF CLASS (1)
                      ----------------                         ----------------   --------------------
Kenneth W. Apple                                                       450                    *
J. Robert Ayers (2)                                                  1,915                    *
John E. Barker (3)                                                  17,600                 3.84
Margaret S. Bartles (4)                                                200                    *
Jay E. Dick (5)                                                     15,691                 3.43
Herbert L. Eppinger (6)                                              2,870                    *
Robert L. Hawvermale (7)                                             3,730                    *
J. Philip Kesecker (8)                                              13,632                 2.98
Jerald McGraw (9)                                                    1,514                    *
Martha H. Quarantillo                                                  400                    *
Thomas F. Rokisky (10)                                               1,546                    *
Charles S. Trump IV (11)                                            11,410                 2.49
Arlie R. Yost (12)                                                   2,210                    *
All directors and executive officers as a group (14 persons)        73,362                16.02
D. Louise Stotler and Deborah Dhayer
   3077 Valley Road, Berkeley Springs, W V, 25411                   47,488                10.37
Mary Lou Trump
   298 Grove Heights Road, Berkeley Springs, W V, 25411             53,470                11.67

*    Indicates holdings of less than 1%.

(1) Includes shares of common stock held by the named individual as of February 21, 2005.

(2)  Includes 1,815 shares held jointly with spouse.

(3) Includes 14,300 shares held jointly with spouse and 3,000 shares held jointly with children.

(4)  Includes 100 shares held jointly with spouse.

(5)  Includes 15,591 shares held jointly with spouse.

(6)  Includes 2,770 shares held jointly with spouse.

(7) Includes 1,200 shares held by spouse and 100 shares held jointly with spouse.

(8) Includes 3,098 shares held by spouse and 1,860 shares held jointly with spouse and 350 held in an educational trust.

(9)  Includes 110 shares held by spouse and 964 shares held jointly with spouse.

(10) Includes 1,425 shares held in an Individual Retirement Account.

(11) Includes 842 shares held by spouse and 300 shares held as custodian for children.

(12) Includes 1,770 shares held jointly with spouse.

                           ANNUAL REPORT ON FORM 10-K

     You may obtain a copy of the Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, by contacting Rebecca S. Stotler, Vice President/CFO, CNB Financial Services, Inc., 101 South Washington Street, Berkeley Springs, West Virginia 25411, (304) 258-1520.

                                OTHER INFORMATION

     If any of the nominees for election as directors is unable to serve due to death or other unexpected occurrence, your proxies will be voted for a substitute nominee or nominees designated by the board of CNB, or the board of directors may adopt a resolution to reduce the number of directors to be elected. The board of directors is unaware of any other matters to be considered at the annual meeting. If any other matters properly come before the meeting, persons named in the accompanying proxy will vote your shares in accordance with the direction of the board of directors.

                         SHAREHOLDER PROPOSALS FOR 2006

     Any shareholder who wishes to have a proposal placed before the 2006 annual meeting of shareholders must submit the proposal to the secretary of CNB, at its executive offices, no later than October 31, 2005, to have it considered for inclusion in the proxy statement of that annual meeting.

                          CNB FINANCIAL SERVICES, INC.
      PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSITIONS.


                                                                               FOR ALL      WITHHOLD ALL     FOR All EXCEPT*
                                                                               -------      ------------     --------------
                                                                                     (Except Nominee(s) Written Below)
1. Election of directors for the terms specified in the
   proxy statement:                                                              [ ]            [ ]               [ ]
   Kenneth W. Apple      Jay E. Dick              Jerry McGraw
   J. Robert Ayers       Herbert L. Eppinger      Martin H. Quarantillo
   John E. Barker        Robert L. Hawvermale     Thomas F. Rokisky
   Margaret S. Bartles   J. Philip Kesecker       Charles S. Trump IV
                                                  Arlie R. Yost                --------------------------------------------
                                                                                   *(Except Nominee(s) written above.)

2. To transact such other business as may properly come before the
   meeting or any adjournments thereof.                                          [ ]            [ ]               [ ]

                                                                               Dated:                                , 2005
                                                                                     --------------------------------

                                                                               --------------------------------------------

                                                                               --------------------------------------------
                                                                                               Signature(s)

                                                                             When signing as attorney, executor, administrator,
                                                                                trustee or guardian, please give full title.
                                                                                 If more than one trustee, all should sign.

                                                                              CO473051


                          CNB FINANCIAL SERVICES, INC.
                   101 SOUTH WASHINGTON STREET, P.O. BOX 130
                   BERKELEY SPRINGS, WEST VIRGINIA 25411-0130
                                 (304) 258-1520
                                     PROXY
      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 6, 2005

     C. Dwan McBee and John T. Douglas, or either one of them, with full power to act alone and with full power of substitution, are hereby authorized to represent and to vote stock of the undersigned in CNB Financial Services, Inc., at the Annual Meeting of Shareholders to be held April 6, 2005, and any adjournment thereof.

     Unless otherwise specified on this proxy, the shares represented by this proxy will be vote "FOR" the propositions listed on the reverse side and described more fully in the proxy statement of CNB Financial Services, Inc., distributed in connection with this Annual Meeting. If any shares are voted cumulatively for the election of directors, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. If any other business is presented at said meeting, this proxy shall be voted in accordance with recommendations of the board of directors.

            PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)